Exhibit (17)(a)

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Special Meeting of Stockholders Legg Mason Partners Fund Advisor, LLC 620 Eighth Avenue, 49th Floor New York, NY 10018 on March 18, 2016

DO NOT MAIL YOUR PROXY CARD WHEN YOU VOTE BY PHONE OR INTERNET.

Please detach at perforation before mailing.

PROXY	LMP REAL ESTATE INCOME FUND INC.	PROXY
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 18, 2016

PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The undersigned holder of shares of LMP Real Estate Income Fund Inc. (“RIT”), hereby appoints Robert I. Frenkel, Thomas C. Mandia, George P. Hoyt and Barbara J. Allen attorneys and proxies for the undersigned, each with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of that the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) of RIT to be held on March 18, 2016, at the offices of Legg Mason Partners Fund Advisor, LLC, 620 Eighth Avenue, 49th Floor, New York, New York 10018, at [            ]., Eastern Time, and any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement/Prospectus dated [            ] and hereby instructs said attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. A majority of the proxies present and acting at the Special Meeting in person or by substitute (or if only one shall be present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” approval of the Proposal.

VOTE VIA THE INTERNET:	www.proxy-direct.com
VOTE VIA THE TELEPHONE:	1-800-337-3503
999 9999 9999 999

Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. Receipt of the Notice and the Proxy Statement/Prospectus, dated [            ] is hereby acknowledged.

Signature(s)

Title(s), if applicable

Date	LMP_27337_120815

UNLESS VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Stockholders to Be Held on March 18, 2016.

The Proxy Statement/Prospectus for this meeting is available at: https://www.proxy-direct.com/lmp-27337

PLEASE SIGN, DATE AND RETURN YOUR

PROXY TODAY

Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF RIT’S BOARD OF DIRECTORS.

PLEASE MARK VOTE AS IN THIS EXAMPLE: ¢

		FOR	AGAINST	ABSTAIN

1.	To approve the merger of RIT with and into Legg Mason Funds Trust, in accordance with the Maryland General Corporation Law and the Maryland Statutory Trust Act.	☐	☐	☐

2.	The transaction of such other business as may be properly presented at the Meeting or any adjournments or postponements thereof.

HAS YOUR ADDRESS CHANGED?

YOUR VOTE IS IMPORTANT.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

LMP_27337_120815